Exhibit 10.6.2

March 6, 2009

Via Facsimile and Federal Express Overnight Delivery

Mr. Jeff Moery
Vice President
Aventine Renewable Energy – Mt. Vernon, LLC
1300 South 2nd Street
Pekin, IL 61554
Facsimile: (309) 478-1526

Re:	EPC Contract – Mt. Vernon West Ethanol Project
Change Order dated December 31, 2008

Dear Jeff:

On March 3, 2009, Kiewit notified you of Aventine’s default of its payment obligations under the EPC Contract, as modified by the referenced Change Order.  As of today’s date, Aventine has failed to cure this default.

By this letter, Kiewit notifies you of its termination of the Engineering, Procurement and Construction Services Fixed Price Contract between Kiewit Energy Company and Aventine Renewable Energy – Mt. Vernon, LLC dated May 31, 2007.  The termination is effective March 6, 2009.

Nothing in this letter is intended to waive any right or remedy Kiewit Energy Company may have.

Please contact me if you would like to discuss the matter further.

Sincerely,

/s/ Mike Casey

Mike Casey
Vice President

cc:	Brad Kaufman
Elizabeth Gage

KIEWIT ENERGY GROUP
7906 North Sam Houston Parkway West, Suite 300, Houston, TX 77064
(281) 517-8900           (281) 517-8906 fax